AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	4610	46-3263598
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Valero Way

San Antonio, Texas 78249

(855) 267-6052

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay D. Browning

Senior Vice President and General Counsel

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249

(855) 267-6052

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald M. Spedale Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	William N. Finnegan IV Sean T. Wheeler Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  File No. 333-191259

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common units representing limited partner interests	17,250,000	$23.00	$396,750,000	$53,724

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	The Registrant has previously paid $49,280 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-191259) initially filed on September 19, 2013.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Valero Energy Partners LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-191259), initially filed by Valero Energy Partners LP with the Securities and Exchange Commission on September 19, 2013, as amended by Amendment No. 1 thereto filed on October 28, 2013, Amendment No. 2 thereto filed on November 15, 2013 and Amendment No. 3 thereto filed on December 2, 2013, and which was declared effective on December 10, 2013, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

Information Not Required in the Prospectus

Item 16. Exhibits

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191259), are incorporated by reference into, and shall be deemed to be a part of, this filing, except for the following, which are filed herewith:

Number	Description

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1	Opinion of Baker Botts L.L.P. relating to tax matters

23.1	Consent of KPMG LLP

23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.3	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-191259) initially filed with the Securities and Exchange Commission on September 19, 2013 and incorporated by reference herein)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 10, 2013.

Valero Energy Partners LP

By:	Valero Energy Partners GP LLC
its general partner

By:	/s/ Joseph W. Gorder
Joseph W. Gorder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Joseph W. Gorder	Director and Chief Executive Officer (Principal Executive Officer)	December 10, 2013
Joseph W. Gorder

*	Director, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 10, 2013
Donna M. Titzman

*	Director, President and Chief Operating Officer	December 10, 2013
Richard F. Lashway

*	Chairman of the Board of Directors	December 10, 2013
William R. Klesse

*	Joseph W. Gorder hereby signs this Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on December 10, 2013, pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of Valero Energy Partners LP filed on September 19, 2013 with the Securities and Exchange Commission.

By:	/s/ Joseph W. Gorder
Joseph W. Gorder
Attorney-in-fact

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INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1	Opinion of Baker Botts L.L.P. relating to tax matters

23.1	Consent of KPMG LLP

23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.3	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-191259) initially filed with the Securities and Exchange Commission on September 19, 2013 and incorporated by reference herein)

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